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Exhibit 99.1

Tyco International Ltd. 90 Pitts Bay Road, 2nd Floor Pembroke HM 08, Bermuda Phone: 441-292-8674 FOR IMMEDIATE RELEASE
Contacts:
News Media
Gwen Fisher, 609-720-4387	Investor Relations Ed Arditte, 609-720-4621 David Polk, 609-720-4624

TYCO REPORTS SECOND QUARTER EARNINGS OF $0.37 PER SHARE AND
CONTINUED STRONG CASH FLOW

  •
  Cash Flow From Operating Activities of $1.8 Billion; Free Cash Flow of $1.4 Billion

  •
  Results Include Net Charge of $119 Million Pretax, or $0.04 Per Share, From Restructuring and Divestiture Program

  •
  Company Raises its Full-Year Earnings and Cash Flow Guidance

        PEMBROKE, Bermuda (May 4, 2004)—Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share (EPS) of $0.37 for the second quarter ended March 31, 2004, compared with EPS of $0.06 in the second quarter of 2003. The company had revenue of $10.0 billion, compared with $9.0 billion last year, and organic revenue growth of 3.4 percent in the quarter. Net income for the quarter increased to $782 million from $124 million a year ago. Cash flow from operating activities totaled $1.8 billion, compared with $1.4 billion a year ago. The company had free cash flow of $1.4 billion, up from $816 million in last year's second quarter.

        Organic revenue growth and free cash flow are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables.

        "We're quite pleased with our results for the quarter. They reflect continued progress in our efforts to build Tyco into a world-class operating company," said Tyco Chairman and Chief Executive Officer Ed Breen. "We're continuing our focus on the fundamentals—satisfying our customers, generating cash to reduce debt, running our operations more efficiently, and increasing margins to produce earnings growth across the company."

HIGHLIGHTS

  •
  The company further reduced debt by $1.2 billion to $17.7 billion and had cash on hand of $3.1 billion. The debt-to-capitalization ratio was 38.1 percent at the end of the second quarter, compared with 40.4 percent last quarter.

  •
  Organic revenue growth was 3.4 percent driven by strong performance at Electronics, Healthcare, and Engineered Products & Services.

  •
  Backlog in the Electronic Components business increased 8 percent organically in the quarter and the quarterly book-to-bill ratio was 1.06.

  •
  Healthcare continued to invest in its global sales and marketing organization, adding more than 500 positions over the last 12 months, and continued to increase its spending on research and development.

  •
  Engineered Products & Services experienced solid organic revenue and profit growth due to better market conditions and improved operating efficiencies.

  •
  Fire & Security had improved results in Worldwide Security, including further improvement in its Continental European security business. In addition, Tyco Safety Products had double-digit organic revenue growth in the quarter.

RESTRUCTURING AND DIVESTITURE PROGRAM

        During the quarter the company continued to make progress on the restructuring and divestiture program announced in November 2003. Through March 2004, the company has announced the closure of 110 facilities and a staffing reduction of approximately 4,100 positions related to the restructuring program. The company also made progress on its plan to divest more than 50 non-core businesses and has exited 10 businesses since the program was initiated.

        Included in the second quarter results were $119 million of net pretax charges related to the divestiture and restructuring program consisting of $85 million of divestiture charges and $58 million of restructuring charges offset by $24 million of related restructuring savings.

SEGMENT RESULTS

        The financial results presented in the tables below are in accordance with GAAP. All dollar amounts are pretax and stated in millions. All comparisons are to the quarter ended March 31, 2003, unless otherwise indicated.

        To assist in comparisons to the prior period, please note that the results for the quarter ended March 31, 2003 included $473 million of net pretax charges primarily related to the intensified internal audit process and other items. These charges last year consisted of the following: $352 million in Fire & Security, $8 million in Healthcare, $33 million in Engineered Products & Services, $5 million in Plastics & Adhesives, and $105 million in Corporate. Electronics had $30 million of net restructuring credits related to this process a year ago.

        To further assist in summarizing and understanding the charges included in Tyco's GAAP results for fiscal 2003, the company has provided a detailed schedule on its website www.tyco.com/investor/investor    news.asp.

Fire & Security

	March 31, 2004	March 31, 2003	$ Change	% Change
Revenue	$2,987.8	$2,769.6	$218.2	8%
Operating Income	$219.7	($178.4)	$398.1	NA
Operating Margin	7.4%	(6.4%)

        Revenue increased $218 million, or 8 percent, with foreign currency contributing 7 percent and organic growth of 1 percent. Growth at Worldwide Security and Tyco Safety Products was offset by continued weakness in the Worldwide Fire Services business. Tyco Safety Products had double-digit revenue growth led by increased demand for breathing systems, video surveillance, and access control equipment. Worldwide Security continued to benefit from the strong retailer market environment.

        Operating income included $47 million of net charges related to the divestiture and restructuring program announced in November 2003, while last year's quarter was impacted by the $352 million of charges noted above. Operationally, the segment benefited from increased efficiencies and higher revenue.

Electronics

	March 31, 2004	March 31, 2003	$ Change	% Change
Revenue	$2,846.1	$2,538.1	$308.0	12%
Operating Income	$380.3	$395.0	($14.7)	(4%)
Operating Margin	13.4%	15.6%

        Revenue increased $308 million, or 12 percent, with foreign currency contributing 7 percent and organic revenue growth of 5 percent. For connectors and cable assemblies, organic revenue growth was 10 percent driven by strength in the automotive, industrial, communications, and computer markets. Revenue growth in connectors and cable assemblies was partially offset by weakness in battery packs, services, and power systems.

        Due to a $44 million divestiture-related charge in the current quarter and a $30 million net restructuring credit as noted above in last year's second quarter, operating income declined $15 million. Operationally, operating income improved due to higher volume and continued operating efficiencies partially offset by pricing pressure as well as higher copper and gold costs.

Healthcare

	March 31, 2004	March 31, 2003	$ Change	% Change
Revenue	$2,283.8	$2,098.8	$185.0	9%
Operating Income	$580.6	$513.6	$67.0	13%
Operating Margin	25.4%	24.5%

        Revenue increased $185 million, or 9 percent, with foreign currency contributing 5 percent and organic revenue growth of 4 percent. All of the segment's business units had year-over-year organic revenue growth led by Pharmaceutical, with higher sales from new products in dosage narcotics, and Medical, with strong sales across the product line especially in pre-filled syringes, safety needles, and wound care.

        Operating income increased 13 percent and the operating margin expanded 90 basis points, due to increased volumes and continued cost improvements, partially offset by a $17 million increase in research and development spending.

Engineered Products & Services

	March 31, 2004	March 31, 2003	$ Change	% Change
Revenue	$1,446.6	$1,091.1	$355.5	33%
Operating Income	$123.0	$72.1	$50.9	71%
Operating Margin	8.5%	6.6%

        Revenue increased $356 million, or 33 percent, with foreign currency contributing 8 percent and organic revenue growth of 8 percent with good growth in all units except Flow Control. The majority of the remaining 17 percent increase in revenue reflects the impact of certain subcontract costs previously treated as pass through to customers at Infrastructure Services that totaled $169 million. This reclassification had no impact on operating income.

        Operating income included $5 million of charges related to the restructuring and divestiture program announced in November 2003, while the prior period included $33 million of charges noted above. The improvement in operating income was driven by improved markets at Electrical & Metal Products, Fire & Building Products, and Infrastructure Services partially offset by continued weakness in Flow Control.

Plastics & Adhesives

	March 31, 2004	March 31, 2003	$ Change	% Change
Revenue	$470.1	$488.5	($18.4)	(4%)
Operating Income	$9.9	$41.9	($32.0)	(76%)
Operating Margin	2.1%	8.6%

        Revenue declined $18 million, or 4 percent, with foreign currency adding 2 percent, offset by a 6 percent organic revenue decline. Revenue was lower in three of the four business units within this segment.

        Operating income declined $32 million, principally due to a $24 million net charge in the quarter associated with restructuring activities. Prior period operating income included $5 million of charges noted above. The decline in operating income was due to lower volume and tighter resin spreads that more than offset continued cost improvements.

OTHER ITEMS

  •
  The effective tax rate was 24.7 percent and included a $23 million favorable non-U.S. tax adjustment. The company continues to anticipate a full year tax rate of approximately 27 percent.

  •
  Net interest expense was $212 million, down 24 percent from $278 million in the same period a year ago.

OUTLOOK

        The company expects to achieve EPS of $0.39 to $0.42 in the third quarter of 2004 and is raising its EPS outlook for fiscal year 2004 to a range of $1.52 to $1.58. This EPS outlook excludes the impact from the restructuring and divestiture program announced in November 2003. The company is also raising its full-year cash flow guidance and now expects to achieve cash flow from operating activities of $5.7 billion and free cash flow of $4.0 billion before any voluntary pension contributions.

        EPS excluding charges and cash flow excluding voluntary pension contributions are non-GAAP measures and are described below.

        Ed Breen concluded, "Since the beginning of our fiscal year, we have seen an improvement in our end markets and we feel better about the global economy. As a result of these improved business conditions and our operational progress, we are raising our outlook."

ABOUT TYCO INTERNATIONAL

        Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2003 revenue of $37 billion, Tyco employs 260,000 people worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

        The company will hold a conference call for investors today beginning at 8:00 a.m. ET. The call can be accessed in three ways:

  •
  At the following website: http://investors.tyco.com/medialist.cfm. A replay of the call will be available through May 11, 2004 at the same website.

  •
  By telephone dial-in to participate in a "listen-only" mode. The telephone dial-in number for participants in the United States is (866) 254-5938. The telephone dial-in number for participants outside the United States is (612) 326-1016. The access code for all "listen-only" callers is 726942. Investors who do not intend to ask questions should dial this number.

  •
  By telephone dial-in with the capability to participate in the question-and-answer portion of the call. The telephone dial-in number for participants in the United States is (888) 428-4478. The telephone dial-in number for participants outside the United States is (612) 326-1011. Due to capacity limitations on the part of our teleconference service provider, the number of lines available is limited. If these lines have reached the limit, investors will need to call the "listen-only" number provided above.

        An audio replay of the conference call will be available beginning at 3:00 p.m. on May 4, 2004 and ending at 11:59 p.m. on May 11, 2004. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States the dial-in number is (320) 365-3844. The replay access code for all callers is 726941.

NON-GAAP MEASURES

        "EPS excluding charges," "cash flow excluding voluntary pension contributions," "free cash flow" (FCF) and "organic revenue" are non-GAAP measures and should not be considered replacements for GAAP results.

        The company has forecast its EPS results excluding restructuring and divestiture charges to give investors additional perspective on the underlying business results. Because the company cannot predict the amount and timing of divestitures or restructuring and the associated charges or gains that will be taken, it is difficult to accurately include the impact of those items in the forecast. The company has forecast its cash flow results excluding any voluntary pension contribution because it has not yet made a determination about the amount and timing of any such contribution.

        The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non- GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and an investor to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company's incentive compensation plans. The difference reflects the impact from:

  •
  the sale of accounts receivable programs,

  •
  net capital expenditures,

  •
  construction of the Tyco Global Network (TGN),

  •
  acquisition of customer accounts (ADT dealer program),

  •
  cash paid for purchase accounting and holdback/earn-out liabilities and

  •
  dividends paid

        See the accompanying table to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

        The impact from the sale of accounts receivable programs is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures, construction of the TGN, the ADT dealer program and dividends are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback/earn-out liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

        The limitation associated with using FCF is that it subtracts cash items that are ultimately within management and the Board's discretion to direct and that therefore may imply that there is less cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

        FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying table to this press release that shows all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period.

        "Organic revenue" is an important measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and revenue reclassification. Organic revenue is an important measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity, or revenue reclassification. The limitation of this measure is that it excludes items that have an impact on the company's revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying table to this press release for the reconciliation presenting the components of Organic Growth.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003.

# # #

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2004 (1)	2003	2004 (1)	2003
Net revenue	$10,041.2	$8,988.5	$19,920.9	$17,915.9
Cost of sales	6,502.4	5,855.5	12,907.4	11,587.5
Selling, general and administrative expenses	2,150.0	2,470.3	4,358.7	4,618.9
Restructuring and other charges (credits), net	35.8	(59.6)	41.1	(63.1)
Charges for the impairment of long-lived assets	16.0	87.2	39.1	87.2
Losses and impairments on divestitures, net	85.4	—	85.4	—

Operating income	1,251.6	635.1	2,489.2	1,685.4
Interest income	14.1	21.8	39.9	47.6
Interest expense	(226.1)	(299.8)	(491.3)	(588.8)
Other income (expense), net	5.9	(61.4)	(1.8)	(60.0)

Income from continuing operations before income taxes and minority interest	1,045.5	295.7	2,036.0	1,084.2
Income taxes	(258.2)	(170.4)	(526.1)	(392.3)
Minority interest	(4.9)	(1.0)	(8.3)	(1.7)

Income from continuing operations	782.4	124.3	1,501.6	690.2
Income from discontinued operations of Tyco Capital, net of $0 tax	—	—	—	20.0

Net income	$782.4	$124.3	$1,501.6	$710.2

Basic income per common share:
Income from continuing operations	$0.39	$0.06	$0.75	$0.35
Income from discontinued operations of Tyco Capital, net of tax	—	—	—	0.01
Net income	0.39	0.06	0.75	0.36
Diluted income per common share:
Income from continuing operations	$0.37	$0.06	$0.70	$0.34
Income from discontinued operations of Tyco Capital, net of tax	—	—	—	0.01
Net income	0.37	0.06	0.70	0.35
Weighted-average number of common shares outstanding:
Basic	1,998.9	1,994.5	1,998.0	1,994.6
Diluted	2,217.6	2,001.0	2,213.9	2,087.2

(1)
Net revenue and cost of sales reflect the impact of certain subcontract costs previously treated as pass through to customers at Infrastructure Services of $168.8 million and $347.8 million for the quarter and six months ended March 31, 2004, respectively. This reclassification had no impact on operating income.

Memo:—Income Reconciliation for Diluted EPS:
Income from continuing operations	$782.4	$124.3	$1,501.6	$690.2
Add back of interest expense for convertible debt	28.4	0.1	55.5	23.5

Income from continuing operations, giving effect to dilutive adjustments	810.8	124.4	1,557.1	713.7
Income from discontinued operations of Tyco Capital, net of tax	—	—	—	20.0

Net income, giving effect to dilutive adjustments	$810.8	$124.4	$1,557.1	$733.7

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions, except per share data)
(Unaudited)

	For the Quarters Ended March 31,				For the Six Months Ended March 31,
	2004		2003		2004		2003
NET REVENUE
Fire and Security	$2,987.8		$2,769.6		$5,949.9		$5,528.9
Electronics	2,846.1		2,538.1		5,684.2		5,101.2
Healthcare	2,283.8		2,098.8		4,464.3		4,068.0
Engineered Products and Services	1,446.6 (1)		1,091.1		2,881.2 (1)		2,274.9
Plastics and Adhesives	470.1		488.5		929.8		939.1
Corporate and Other	6.8		2.4		11.5		3.8

Total Net Revenue	10,041.2		8,988.5		19,920.9		17,915.9
OPERATING INCOME (LOSS)
Fire and Security	219.7	7.4%	(178.4)	-6.4%	471.3	7.9%	38.8	0.7%
Electronics	380.3	13.4%	395.0	15.6%	804.3	14.1%	717.8	14.1%
Healthcare	580.6	25.4%	513.6	24.5%	1,118.4	25.1%	956.7	23.5%
Engineered Products and Services	123.0	8.5%	72.1	6.6%	229.2	8.0%	193.1	8.5%
Plastics and Adhesives	9.9	2.1%	41.9	8.6%	20.6	2.2%	85.3	9.1%

	1,313.5		844.2		2,643.8		1,991.7
Less: Corporate and Other	(61.9)		(209.1)		(154.6)		(306.3)

Operating Income	1,251.6	12.5%	635.1	7.1%	2,489.2	12.5%	1,685.4	9.4%
Interest Income	14.1		21.8		39.9		47.6
Interest Expense	(226.1)		(299.8)		(491.3)		(588.8)
Other Income (Expense), Net	5.9		(61.4)		(1.8)		(60.0)

Income from Continuing Operations Before Taxes and Minority Interest	1,045.5		295.7		2,036.0		1,084.2
Income Taxes	(258.2)		(170.4)		(526.1)		(392.3)
Minority Interest	(4.9)		(1.0)		(8.3)		(1.7)

Income from continuing operations	782.4		124.3		1,501.6		690.2
Income from Discontinued Operations of Tyco Capital, Net of $0 Tax	—		—		—		20.0

Net income	$782.4		$124.3		$1,501.6		$710.2

Basic income per common share:
Income from continuing operations	$0.39		$0.06		$0.75		$0.35
Income from discontinued operations of Tyco Capital, net of tax	—		—		—		0.01
Net income	0.39		0.06		0.75		0.36
Diluted income per common share:
Income from continuing operations	$0.37		$0.06		$0.70		$0.34
Income from discontinued operations of Tyco Capital, net of tax	—		—		—		0.01
Net income	0.37		0.06		0.70		0.35
Weighted-average number of common shares outstanding:
Basic	1,998.9		1,994.5		1,998.0		1,994.6
Diluted	2,217.6		2,001.0		2,213.9		2,087.2

(1)
Net revenue and cost of sales reflect the impact of certain subcontract costs previously treated as pass through to customers at Infrastructure Services of $168.8 million and $347.8 million for the quarter and six months ended March 31, 2004, respectively. This reclassification had no impact on operating income.

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited) March 31, 2004	(Unaudited) December 31, 2003	September 30, 2003
Current Assets:
Cash and cash equivalents	$3,103.3	$2,764.6	$4,186.7
Restricted cash	82.3	86.9	141.8
Accounts receivable, net	5,977.0	6,135.5	5,714.8
Inventories	4,462.7	4,456.6	4,292.2
Deferred income taxes	767.9	780.2	855.2
Other current assets	2,054.3	2,111.1	2,048.8

Total current assets	16,447.5	16,334.9	17,239.5
Property, Plant and Equipment, Net	9,968.7	10,308.7	10,299.8
Goodwill	26,171.6	26,309.9	25,938.7
Intangible Assets, Net	5,609.1	5,755.9	5,790.0
Other Assets	4,374.0	4,092.0	4,277.0

Total Assets	$62,570.9	$62,801.4	$63,545.0

Current Liabilities:
Loans payable and current maturities of long-term debt	$1,285.1	$1,387.1	$2,718.4
Accounts payable	2,777.5	2,751.0	2,716.7
Accrued expenses and other current liabilities	4,297.2	4,265.4	4,326.7
Deferred revenue	840.9	823.1	810.5

Total current liabilities	9,200.7	9,226.6	10,572.3
Long-Term Debt	16,429.3	17,519.8	18,250.7
Other Long-Term Liabilities	8,152.8	8,110.7	8,239.7

Total Liabilities	33,782.8	34,857.1	37,062.7
Minority Interest	67.5	102.9	113.3
Shareholders' Equity	28,720.6	27,841.4	26,369.0

Total Liabilities and Shareholders' Equity	$62,570.9	$62,801.4	$63,545.0

TYCO INTERNATIONAL LTD.
DEBT RECONCILIATION
(in millions)
(Unaudited)

	For the Quarter Ended March 31, 2004		For the Six Months Ended March 31, 2004
Total debt at Beginning of Period		$18,906.9		$20,969.1
Less: cash and cash equivalents at Beginning of Period		2,764.6		4,186.7

Net debt balance at Beginning of Period		16,142.3		16,782.4
Less the following:
Operating cash flow	1,758.9		2,799.9
Purchase of property, plant and equipment, net	(230.3)		(438.1)
Dividends paid	(25.0)		(50.0)
Acquisition of customer accounts (ADT dealer programs)	(60.2)		(130.6)
Cash paid for purchase accounting and holdback/earn-out liabilities	(23.6)		(72.0)
Acquisition of businesses, net of cash acquired	0.3		(13.6)
Disposal of businesses, net of cash sold	97.8		98.5
(Increase) decrease in current and non-current restricted cash	(21.2)		191.2
Proceeds from the exercise of options	48.6		58.8
Currency translation adjustments on debt	44.5		(178.4)
Impact of adoption of FIN 46R	65.3		65.3
Other items	(123.9)		(159.7)

		1,531.2		2,171.3

Net debt balance at March 31, 2004		14,611.1		14,611.1
Plus: cash and cash equivalents at March 31, 2004		3,103.3		3,103.3

Total debt at March 31, 2004		$17,714.4		$17,714.4

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2004	2003	2004	2003
Cash flows from operating activities:
Income from continuing operations	$782.4	$124.3	$1,501.6	$690.2
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Non-cash restructuring and other credits, net	(7.3)	(33.7)	(24.6)	(33.7)
Charges for the impairment of long-lived assets	16.0	87.2	39.1	87.2
Losses and impairments on divestitures, net	84.8	—	85.1	—
(Gain) loss on investments	(2.5)	75.6	(2.5)	75.6
Depreciation	375.5	366.4	752.0	726.8
Intangible assets amortization	175.3	199.9	350.7	368.8
Deferred income taxes	68.9	53.0	176.7	305.6
Provision for losses on accounts receivable and inventory	101.0	180.1	171.2	286.5
Debt and refinancing cost amortization	12.9	34.2	33.6	63.4
(Gain) loss on the early extinguishment of debt	(0.1)	(24.1)	4.8	(24.1)
Other non-cash items	(7.9)	141.5	12.5	157.3
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	81.6	81.8	(81.8)	118.0
Decrease in sale of accounts receivable programs	(25.2)	(16.1)	(72.1)	(96.5)
Contracts in progress	(5.6)	(31.0)	1.9	(50.8)
Inventories	(82.6)	83.0	(146.4)	(56.0)
Other current assets	(30.8)	(45.7)	(22.8)	(5.3)
Accounts payable	34.4	52.9	(24.8)	(420.6)
Accrued expenses and other current liabilities	141.9	(37.7)	(43.4)	(222.6)
Income taxes	0.7	28.6	22.7	111.2
Deferred revenue	7.3	43.2	(10.3)	(8.8)
Other	38.2	(33.1)	76.7	34.4

Net cash provided by operating activities from continuing operations	1,758.9	1,330.3	2,799.9	2,106.6
Net cash provided by operating activities from discontinued operations	—	20.0	—	20.0

Total net cash provided by operations	1,758.9	1,350.3	2,799.9	2,126.6
Cash flows from investing activities:
Purchase of property, plant and equipment, net	(230.3)	(261.3)	(438.1)	(566.1)
Construction of Tyco Global Network	—	(2.5)	—	(89.0)
Acquisition of businesses, net of cash acquired	0.3	(31.7)	(13.6)	(34.6)
Acquisition of customer accounts (ADT dealer program)	(60.2)	(163.7)	(130.6)	(358.3)
Cash paid for purchase accounting and holdback/earn-out liabilities	(23.6)	(77.7)	(72.0)	(189.5)
Disposal of businesses, net of cash sold	97.8	1.8	98.5	5.4
Net sale (purchase) of short-term investments	12.7	(118.3)	12.3	(278.1)
Net (purchase) sale of long-term investments	(26.3)	12.3	(29.4)	54.5
(Increase) decrease in current and noncurrent restricted cash	(21.2)	(14.1)	191.2	(310.7)
Other	13.7	22.2	5.6	81.4

Net cash used in investing activities	(237.1)	(633.0)	(376.1)	(1,685.0)

Cash flows from financing activities:
Net repayments of debt	(1,190.3)	(2,506.6)	(3,526.4)	(2,660.5)
Proceeds from exercise of options	48.6	0.7	58.8	2.6
Dividends paid	(25.0)	(25.2)	(50.0)	(50.4)
Other	(8.8)	(3.3)	(20.3)	(5.4)

Net cash used in financing activities	(1,175.5)	(2,534.4)	(3,537.9)	(2,713.7)

Effect of currency translation on cash	(7.6)	51.6	30.7	51.6
Net increase (decrease) in cash and cash equivalents	338.7	(1,765.5)	(1,083.4)	(2,220.5)
Cash and cash equivalents at beginning of period	2,764.6	5,730.7	4,186.7	6,185.7

Cash and cash equivalents at end of period	$3,103.3	$3,965.2	$3,103.3	$3,965.2

RECONCILIATION TO "FREE CASH FLOW":
Net cash provided by operating activities	$1,758.9	$1,330.3	$2,799.9	$2,106.6
Sale of accounts receivable programs	25.2	16.1	72.1	96.5
Purchase of property, plant and equipment, net	(230.3)	(261.3)	(438.1)	(566.1)
Construction of Tyco Global Network	—	(2.5)	—	(89.0)
Acquisition of customer accounts (ADT dealer program)	(60.2)	(163.7)	(130.6)	(358.3)
Cash paid for purchase accounting and holdback/earn-out liabilities	(23.6)	(77.7)	(72.0)	(189.5)
Dividends paid	(25.0)	(25.2)	(50.0)	(50.4)

FREE CASH FLOW	$1,445.0	$816.0	$2,181.3	$949.8

        Free cash flow is a non-GAAP measure used by the Company to measure its ability to meet its future debt obligations and is also one component of measurement used in the Company's compensation plans.

TYCO INTERNATIONAL LTD.
ORGANIC REVENUE RECONCILIATION
(in millions)
(Unaudited)

	For the Quarter Ended March 31, 2004
	Net Revenue for the Quarter Ended March 31, 2004		Foreign Currency Impact		Divestiture and Other Impact			Organic Revenue Growth		Net Revenue for the Quarter Ended March 31, 2003
Fire and Security	$2,987.8	7.9%	$198.4	7.2%	$(0.5)	0.0%		20.3	0.7%	$2,769.6
Electronics	2,846.1	12.1%	176.3	6.9%	—	0.0%		131.7	5.2%	2,538.1
Healthcare	2,283.8	8.8%	96.9	4.6%	—	0.0%		88.1	4.2%	2,098.8
Engineered Products and Services	1,446.6	32.6%	91.9	8.4%	178.2	16.3	%(1)	85.4	7.8%	1,091.1
Plastics and Adhesives	470.1	-3.8%	8.3	1.7%	—	0.0%		(26.7)	-5.5%	488.5
Corporate and Other (3)	6.8	183.3%	—	0.0%	—	0.0%		4.4	183.3%	2.4

Total Net Revenues	$10,041.2	11.7%	$571.8	6.4%	$177.7	2.0%		$303.2	3.4%	$8,988.5

	For the Six Months Ended March 31, 2004
	Net Revenue for the Six Months Ended March 31, 2004		Foreign Currency Impact		Divestiture and Other Impact			Organic Revenue Growth		Net Revenue for the Six Months Ended March 31, 2003
Fire and Security	$5,949.9	7.6%	$393.0	7.1%	$(1.0)	0.0%		29.0	0.5%	$5,528.9
Electronics	5,684.2	11.4%	364.4	7.1%	—	0.0%		218.6	4.3%	5,101.2
Healthcare	4,464.3	9.7%	192.2	4.7%	—	0.0%		204.1	5.0%	4,068.0
Engineered Products and Services	2,881.2	26.7%	188.8	8.3%	365.8	16.1	%(2)	51.7	2.3%	2,274.9
Plastics and Adhesives	929.8	-1.0%	15.4	1.6%	—	0.0%		(24.7)	-2.6%	939.1
Corporate and Other (3)	11.5	202.6%	—	0.0%	—	0.0%		7.7	202.6%	3.8

Total Net Revenues	$19,920.9	11.2%	$1,153.8	6.4%	$364.8	2.0%		$486.4	2.7%	$17,915.9

(1)
Amount consists of $168.8M related to a revenue reclassification at Infrastructure Services for certain subcontract costs previously treated as pass through to customers and $9.4M of Infrastructure Services revenues which resulted from the consolidation of several joint ventures under FIN 46 during Fiscal 2004.

(2)
Amount consists of $347.8M related to a revenue reclassification at Infrastructure Services for certain subcontract costs previously treated as pass through to customers and $18.0M of Infrastructure Services revenues which resulted from the consolidation of several joint ventures under FIN 46 during Fiscal 2004.

(3)
Revenue relates to the TGN business held for sale.

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TYCO INTERNATIONAL LTD. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data) (Unaudited)
TYCO INTERNATIONAL LTD. RESULTS OF SEGMENTS (in millions, except per share data) (Unaudited)
TYCO INTERNATIONAL LTD. CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)
TYCO INTERNATIONAL LTD. DEBT RECONCILIATION (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. ORGANIC REVENUE RECONCILIATION (in millions) (Unaudited)